UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Network-1 Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-3027591
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

445 Park Avenue,
Suite 912
New York, New York 10022
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.01 par value	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.       Description of Registrant’s Securities to be Registered

Network-1 Technologies, Inc. hereby incorporates by reference the description of its Common Stock to be registered hereunder to the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1/A (File No. 333-190719), as originally filed on September 30, 2014 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and in the prospectus included in such Registration Statement filed separately with the Securities and Exchange Commission on October 2, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.       Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Network-1 Technologies, Inc.

Date: November 14, 2014	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz
Title: Chairman and Chief Executive Officer